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                                 EXHIBIT (9)(x)


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                     MANAGEMENT AND ADMINISTRATION AGREEMENT


         This Agreement is made this 9th day of July, 1996, between The Sessions Group, an Ohio business trust (the "Trust"), 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS Fund Services Limited Partnership dba BISYS Fund Services, an Ohio limited partnership ("Administrator"), 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Trust is an open-end management investment company, organized as an Ohio business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain Administrator to furnish management and administration services to certain investment portfolios of the Trust and may retain Administrator to serve in such capacity with respect to additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (individually referred to herein as a "Fund" and collectively referred to herein as the "Funds"); and

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       Services as Manager and Administrator
                  -------------------------------------

         Subject to the direction and control of the Board of Trustees of the Trust, Administrator will assist in supervising all aspects of the operations of the Funds except those performed by the investment adviser for the Funds under its Investment Advisory Agreement, the custodian for the Funds under its Custody Agreement, the transfer agent for the Funds under its Transfer Agency Agreement and the fund accountant for the Funds under its Fund Accounting Agreement.

         Administrator will maintain office facilities (which may be in the offices of Administrator or an affiliate but shall be in such location as the Trust shall reasonably determine); furnish statistical and research data, clerical, certain bookkeeping services and stationery and office supplies; prepare the periodic reports to the Commission on Form N-SAR or any replacement forms therefor; compile data for, assist the Trust or its designee in the preparation of, and file, all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian and transfer agent; prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; assist to the extent requested by the Trust with the Trust's preparation of its Annual and Semi-Annual Reports to Shareholders and its Registration Statements (on Form N-1A or any replacement therefor); compile data for, prepare and file timely Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act; keep and maintain the financial accounts and records of the Funds, including calculation of daily expense accruals; in the case of money market funds, periodic review of the amount of the


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deviation, if any, of the current net asset value per share (calculated using available market quotations or an appropriate substitute that reflects current market conditions) from each money market fund's amortized cost price per share; and generally assist in all aspects of the operations of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Administrator may delegate some or all of its responsibilities under this Agreement.

         Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Administrator shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Administrator shall be responsible, to the extent provided in Section 4 hereof, for all acts of such subcontractor as if such acts were its own.

         2.       Fees; Expenses; Expense Reimbursement
                  -------------------------------------

         In consideration of services rendered and expenses assumed pursuant to this Agreement, each of the Funds will pay Administrator on the first business day of each month, or at such time(s) as Administrator shall request and the parties hereto shall agree, a fee computed daily and paid as specified below calculated at the applicable annual rate set forth on Schedule A hereto. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

         For the purpose of determining fees payable to Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

         Administrator will from time to time employ or associate with itself such person or persons as Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be partners, officers, or employees who are employed by both Administrator and the Trust.



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The compensation of such person or persons shall be paid by Administrator and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commissions, if any, fees of Trustees who are not partners, officers, directors, shareholders or employees of Administrator or the investment adviser or distributor for the Funds, Commission fees and state Blue Sky qualification and renewal fees and expenses, advisory fees, pricing service fees, custodian fees, transfer and dividend disbursing agents' fees, fund accounting fees, certain insurance premiums, outside and, to the extent authorized by the Trust, inside auditing and legal fees and expenses, costs of maintenance of the Trust's existence, type- setting and printing prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' and Trustees' reports and meetings, fees incurred under the Trust's Distribution and Shareholder Service Plan and Administrative Services Plan and any extraordinary expenses will be borne by the Funds.

         If in any fiscal year the aggregate expenses of a particular Fund (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, Administrator will reimburse such Fund for a portion of such excess expenses equal to such excess times the ratio of the fees respecting such Fund otherwise payable to Administrator hereunder to the aggregate fees respecting such Fund otherwise payable to Administrator hereunder, to Martindale Andres & Company, Inc. under the Investment Advisory Agreement between Martindale Andres & Company, Inc. and the Trust and to BISYS Fund Services, Inc. under the Fund Accounting Agreement between BISYS Fund Services, Inc. and the Trust. The expense reimbursement obligation of Administrator is limited to the amount of its fees hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, Administrator shall reimburse a particular Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         3.       Proprietary and Confidential Information
                  ----------------------------------------

         Administrator agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld



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where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         4.       Limitation of Liability
                  -----------------------

         Administrator shall not be liable for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also a partner, employee, or agent of Administrator, who may be or become an officer, Trustee, employee, or agent of the Trust or the Funds shall be deemed, when rendering services to the Trust or the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as a partner, employee, or agent or one under the control or direction of Administrator even though paid by it.

         5.       Term
                  ----

         This Agreement shall become effective as of the date first written above (or, if a particular Fund is not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and, unless sooner terminated as provided herein, shall continue until July 9, 1999, and thereafter shall be renewed automatically for successive one-year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term; provided that the performance of Administrator is specifically reviewed at least annually by the Trust's Board of Trustees. Such review shall include the review of acts of negligence, if any, by Administrator, and if such acts of negligence are determined to be material by the Trustees, such acts shall be an event of "cause" as used below. This Agreement is terminable with respect to a particular Fund through a failure to renew at the end of a one-year term; upon mutual agreement of the parties hereto; upon 180 days' written notice by the Trust after the initial term hereof but only in connection with the reorganization of the Funds into another registered management investment company; or for "cause" (as defined below) by the party alleging "cause," on not less than 60 days' notice by the Trust's Board of Trustees or by Administrator. Written notice not to renew may be given for any reason, with or without "cause."

         For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence, acts of negligence by Administrator determined by the Trustees to be material, or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a



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final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) the dissolution or liquidation of either party or other cessation of business other than a reorganization or recapitaliza- tion of such party as an ongoing business; (d) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (e) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties as contemplated herein. Notwithstanding the foregoing, the absence of an annual review of this Agreement by the Board of Trustees shall not, in and of itself, constitute "cause" as used herein.

         6.       Governing Law and Matters Relating to the Trust as an
                  -----------------------------------------------------
                  Ohio Business Trust
                  -------------------

         This Agreement shall be governed by the law of the State of Ohio. The Sessions Group is a business trust organized under Chapter 1746, Ohio Revised Code and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Sessions Group" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

BISYS FUND SERVICES LIMITED                   THE SESSIONS GROUP
PARTNERSHIP

By   BISYS Fund Services, Inc.,
     General Partner                          By /s/ Walter B. Grimm
                                                 ---------------------------
                                                 Walter B. Grimm, President

     By /s/ J. David Huber
        -------------------------
        (name)          (title)




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                                                            Dated: June 30, 1997


                                Schedule A to the
                     Management and Administration Agreement
                         between The Sessions Group and
                     BISYS Fund Services Limited Partnership
                               dated July 9, 1996


Name of Fund         Compensation*                     Date

The KeyPremier       Annual rate of eleven             July 9, 1996
Prime Money          and one-half
Market Fund          one-hundredths of
                     one percent (.115%)
                     of such Fund's average
                     daily net assets


The KeyPremier       Annual rate of eleven             July 9, 1996
Pennsylvania         and one-half
Municipal Bond       one-hundredths of
Fund                 one percent (.115%)
                     of such Fund's average
                     daily net assets


The KeyPremier       Annual rate of eleven             October 30, 1996
Established          and one-half
Growth Fund          one-hundredths of
                     one percent (.115%)
                     of such Fund's average
                     daily net assets

The KeyPremier       Annual rate of eleven             October 30, 1996
Intermediate         and one-half
Term Income Fund     one-hundredths of
                     one percent (.115%)
                     of such Fund's average
                     daily net assets

--------
*All fees are computed daily and paid periodically.



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The KeyPremier          Annual rate of eleven           January 29, 1997
Aggressive Growth       and one-half
Fund                    one-hundredths of
                        one percent (.115%)
                        of such Fund's average
                        daily net assets

The KeyPremier          Annual rate of eleven           June 30, 1997
U.S. Treasury           and one-half
Obligations Money       one-hundredths of
Market Fund             one percent (.115%)
                        of such Fund's average
                        daily net assets

The KeyPremier          Annual rate of eleven           June 30, 1997
Limited Duration        and one-half
Government Securities   one-hundredths of
Fund                    one percent (.115%)
                        of such Fund's average
                        daily net assets






BISYS FUND SERVICES LIMITED                      THE SESSIONS GROUP
PARTNERSHIP

By  BISYS Fund Services, Inc.                    By /s/ Walter B. Grimm
    General Partner                                 ---------------------------
                                                    Walter B. Grimm, President


By /s/ J. David Huber
   ------------------------------
   J. David Huber, President


















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